Exhibit 10.26

loan AGREEMENT

THIS LOAN AGREEMENT (the “Agreement”) is made and entered into effective as of December 19, 2019 (“Effective Date”), by and between PROFESSIONAL HOLDING CORP., a Florida corporation, whose mailing address is 396 Alhambra Circle, Suite 255, Coral Gables, Florida 33134 (“Borrower”), for the benefit of VALLEY NATIONAL BANK, a National Banking Association (“Lender” or “Bank”).

R E C I T A L S:

A.            Borrower has requested that the Lender grant to the Borrower a $10,000,000.00 revolving line of credit (the “Loan”) to be secured by collateral owned by BORROWER (collectively the “Collateral”) which Collateral consists of all of the issued and outstanding shares of PROFESSIONAL BANK, a Florida corporation (“Professional Bank”) pursuant to amounts, terms and conditions set forth below.

B.            In conjunction with the Loan, the Borrower has executed and delivered to Lender various loan documents (collectively, the “Loan Documents”).

C.           As a condition to granting the Loan, the Lender is requiring the Borrower to execute this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1
DEFINITIONS

1.1          DEFINITIONS. The following terms, as used herein, shall have the following meanings:

“Advance” shall mean the principal amount of sums advanced by Lender to or for the benefit of Borrower pursuant to Section 2.4 hereof.

“Authorized Signatory” shall mean DANIEL R. SHEEHAN or MARY USATEGUI.

“Borrower” shall mean PROFESSIONAL HOLDING CORP, a Florida corporation.

“Borrowing Date” shall mean the date as of which an Advance is made.

“Business Day” shall mean a day on which banks are not authorized or required to be closed in New York, New York.

“Closing” shall mean the execution and delivery of documents required to be delivered pursuant to this Agreement.

“Collateral” shall mean all collateral securing the Loan including, without limitation, the assets pledged pursuant to the Pledge Agreement from Borrower in favor of Lender dated as of the Effective Date. Without limiting the generality of the definition of Collateral, Collateral shall also include, without limitation: (i) all proceeds from the sale of any of the Collateral; (ii) shares of such securities which the Lender, in the exercise of Lender’s sole discretion, may elect to accept as Collateral; and (iii) cash pledged to the Lender represented in U.S. Dollars.

“Commitment” shall mean the agreement of Lender to make Advances hereunder during the term of the Commitment pursuant to the terms and subject to the conditions herein expressed.

“Commitment Amount” shall mean the aggregate principal amount of advances which Lender agrees to make available and are permitted to be outstanding at any one time hereunder, up to the amount set forth in Section 2.1.

“Compliance Certificate” shall mean the Compliance Certificate executed by Borrower in the form of Exhibit 5.5(a) certifying that Borrower is in compliance with the requirements and the agreements of Borrower herein, and that there does not exist any Default or Event of Default hereunder.

“Default” shall mean any event or condition which with the passage of time or giving of notice, or both, would, unless cured or waived, constitute an Event of Default.

“Default Rate” shall mean that certain rate of interest described in the Note as applicable upon an Event of Default.

“Dollars” shall mean lawful money of the United States of America.

“Event of Default” shall mean an Event of Default specified in ARTICLE 7 of this Agreement, including the expiration of any period to cure specified herein.

“Interest Payment Date” shall mean the quarterly payment date of interest as set forth in the Note.

“Interest Rate” shall mean the floating “prime rate” as published in the “Money Rates” column of The Wall Street Journal plus zero percent (0%). Said Interest Rate shall adjust with each change in such prime rate (the “Adjustment Date”). If the Adjustment Date on any particular day would otherwise fall on a day that is not a banking day then, at the Lender’s option, the Adjustment Date will be the first banking day immediately following thereafter.

“Lender” shall mean VALLEY NATIONAL BANK, a National Banking Association, its successors, assigns and affiliates.

“Loan” shall mean the principal amount or the aggregate principal amount, as the case may be, advanced by Lender as a loan to the Borrower under ARTICLE 2 hereof, or, where the context so requires, the amount thereof then outstanding.

“Loan Documents” shall mean this Loan Agreement, the Note, the Pledge Agreement, any Hedge Agreement (as hereinafter defined), and the certificates, documents and instruments to be executed by Borrower called for herein or therein, together with any renewal, modification or consolidation of any of the foregoing.

“Maturity Date” shall mean the date on which all principal, interest and expenses, if not sooner paid, shall be due and payable in full, as set forth in the Note.

“Note” shall mean the Promissory Note in the original principal amount of Ten Million Dollars (U.S. $10,000,000.00) dated as of even date herewith, together with all renewals and restatements thereof and substitutions therefor.

“Notes” shall mean the Note together with all renewals thereof, substitutions therefor and all other present and subsequent promissory notes which may have been previously or may hereafter be, executed by Borrower with respect to Advances whether as renewals or not.

“Obligation” shall mean the aggregate of outstanding indebtedness under the Notes and any outstanding principal, interest, expenses and other indebtedness of Borrower to Lender arising in connection with the Loan Documents not evidenced by the Note, any outstanding amount advanced or incurred by Lender to enforce, protect, preserve or maintain its rights with respect to, or by reason of Borrower’s failure to comply with any agreement contained in the Notes, this Loan Agreement, the Pledge Agreement or any of the other Loan Documents, and all of Lender’s expenses, as described in Section 8.1 hereof, together with all accrued and unpaid interest on all of the foregoing, all computed and payable in Dollars. Without limiting the generality of the foregoing, the Obligation shall include, without limitation, all obligations of the Borrower incurred by Borrower under any agreement between Borrower and Lender or any Lender affiliate now existing or hereafter entered into, which provides for an interest rate, currency, equity, credit or commodity swap, cap, floor or collar, spot or forward foreign exchange transaction, cross currency rate swap, currency option, any combination of, or option with respect to, any of the foregoing or any similar transactions, for the purpose of hedging Borrower’s exposure with respect to the Note to fluctuations in interest rates, exchange rates, currency, stock, portfolio or loan valuations or commodity prices (including any such or similar agreement or transaction entered into by Lender or any Lender affiliate thereof in connection with any other agreement or transaction between Borrower and Lender or any Lender affiliate thereof) (“Hedge Agreement”).

“Pledge Agreement” shall mean the Pledge Agreement from Borrower in favor of Bank dated as of the Effective Date, together with any modification, amendment or renewal thereof.

“Professional Bank” shall mean Professional Bank, a Florida corporation, or successor by acquisition, merger, consolidation or otherwise.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 204, or any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System or otherwise made applicable to financial institutions such as the Lender.

“Request for Advance” shall mean the form of Request for Advance attached hereto as Exhibit 4.5.

“Security Interest” shall mean the interest in the Collateral granted by the Pledge Agreement.

“Term” shall mean the period during which the Loan is scheduled to be outstanding hereunder, commencing on the date hereof and ending on the Maturity Date.

“UCC” shall mean the Uniform Commercial Code as adopted in Florida as of the date of the Pledge Agreement.

ARTICLE 2

CREDIT FACILITY

2.1          LOAN AMOUNT. The Loan Amount is Ten Million Dollars lawful money of the United States (U.S. $10,000,000.00). Provided that no Event of Default has occurred and is continuing, Borrower may borrow, repay and reborrow funds under the Loan.

2.2          NOTE. The Loan shall be evidenced by the Note.

2.3          TERM OF COMMITMENT; TERM AND PRINCIPAL PAYMENT OF NOTE.

(a)          Provided all of the conditions for Advances are met, Lender shall make the Loan to Borrower or disburse to third parties as Borrower may direct, commencing on the date hereof, until the Maturity Date.

(b)          The terms of and the principal payments on the Note shall be as follows:

(i)            Principal outstanding under the Note shall be payable in full on the Maturity Date as therein provided.

(ii)           All other Notes which may subsequently become a part of the Obligation shall be paid in accordance with the terms thereof.

(iii)          If any payment of principal of, or interest on, the Loan shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day; provided, however, that interest shall continue to accrue until payment is actually received.

(iv)          The business records of Lender shall be conclusive as to the date and amount of any Advance hereunder and any payment or prepayment of interest or principal thereof, absent manifest error.

(c)           The Commitment and the Term shall end one (1) Business Day prior to the close of business (2:00 p.m.) on the Maturity Date, unless there shall have sooner occurred an Event of Default under this Agreement, in which event, Lender may immediately accelerate the Loan without prior notice to Borrower; provided, however, that, notwithstanding the foregoing, this Loan Agreement shall continue in full force and effect until the Obligation is paid in full and Lender carries out the termination provisions of Section 8.3 hereof.

(d)          The outstanding principal balance under the Note as of any day shall be the outstanding principal balance as of the beginning of the day, plus any Advances made pursuant hereto charged to the account on that day (exclusive of interest) and less any payments of principal credited to the account on that day. Each Advance shall therefore bear interest commencing on the date it is made and continuing until but not including the date it is paid, if timely paid as provided herein.

(e)          Any payment of principal or interest or both not made when due shall itself bear interest on such principal and/or interest amount of the payment at the Default Rate, commencing on the due date, until payment, maturity, or the occurrence of an Event of Default. After maturity of a Note, if Lender sends to Borrower written notice of or the occurrence of an Event of Default hereunder or thereunder, interest shall accrue on the entire outstanding balance of principal and interest at the Default Rate.

2.4          COMMITMENT AND ADVANCES.

(a)          Subject to compliance by Borrower with all of the conditions set forth in ARTICLE 4 hereof, and provided that no Event of Default under ARTICLE 7 hereof has occurred and is continuing, and subject to the other conditions contained herein, Lender will make Advances to Borrower from time to time until the end of the Term of the Commitment, in an aggregate principal amount outstanding at any one time of up to the maximum amount set forth in Section 2.1 hereof, provided, however, that upon: (i) the occurrence of any Event of Default; or (ii) the failure to satisfy any condition of any Advance, Lender shall have no obligation to make any Advance unless and until such Event of Default is cured (if subject to cure) and such condition is satisfied. Borrower may borrow Advances hereunder and repay and reborrow such sums.

(b)          Procedure for Advances. Any request for an Advance must be received by Lender pursuant to Section 4.5, prior to 11:00 a.m. Eastern Time on the Borrowing Date, and, if each of the other conditions precedent to such Advance have been satisfied, the Advance will be available prior to 2:00 p.m. Eastern Time, as the case may be, on such Borrowing Date. Unless Lender is notified otherwise by Borrower in a signed writing which is accepted and agreed to by Lender, Lender shall cause the amount of any Advance requested by Borrower to be paid to the credit of Borrower’s deposit account with Lender.

All requests for Advance shall specify (i) the Borrowing Date (which shall be a Business Day), and (ii) the amount of the Advance, and be signed by an Authorized Signatory. Any notice delivered or given by the Borrower to Lender as provided in this Section 2.4(b) shall be irrevocable and binding upon the Borrower upon receipt by Lender. Each Advance shall be in a minimum amount of $100,000.00.

2.5          AMBIGUITY OR CONFLICT. In the event of an ambiguity or conflict of terms between any of the provisions of the Note, Pledge Agreement, the other Loan Documents and this Loan Agreement, the terms of this Loan Agreement shall be deemed to amend and control all of the other agreements; and, to the extent that any of the agreements are silent, each shall supplement the others; provided, however, in the event of any conflict between the terms of this Loan Agreement, the Pledge Agreement, the Note, the other Loan Documents and any of them, the terms which, in Lender’s sole discretion, grant Lender the greater protection with respect to the prospect of payment of the Note, or in any other manner are of greater benefit to Lender, shall control. All other provisions of contemporaneous or previous agreements and understandings between Borrower, and Lender relating to the Commitment of Lender and the Note in conflict with any expressed provision hereof shall be merged into this Loan Agreement and be extinguished and of no further force and effect.

2.6          THIS SPACE IS INTENTIONALLY LEFT BLANK

2.7          COLLATERAL.

(a)          Continuing Security Interest. As security for the payment and performance of the Obligations, Borrower has granted to Lender a first priority and continuing Security Interest in the Collateral as described in the Pledge Agreement.

(b)          Upon Lender’s request following an Event of Default, Borrower shall take all action required to enable Lender to realize upon the Collateral. For the avoidance of doubt Borrower has, even date herewith, exercised and delivered to Lender a Power of Attorney and Lender is authorized to take all actions reasonably received to realize upon the Collateral following an Event of Default.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Loan Agreement and make the Commitment and Advances hereunder, Borrower represents and warrants to Lender as follows:

3.1          POWERS, ETC. Borrower is an entity, duly organized, validly existing and in good standing under the laws of its state of incorporation and has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower does business.

3.2          AUTHORIZATION OF LOAN, ETC. The making of the Loan, the execution, delivery and performance of this Loan Agreement, the Pledge Agreement, the Note and the other Loan Documents:

(a)          will not violate or contravene

(i)            any provisions of law applicable to Borrower or Professional Bank;

(ii)           any order, rule or regulation of any regulatory authority, court or other agency of government applicable to Borrower or Professional Bank; or

(iii)          any agreement or obligation to which Borrower or Professional Bank is a party or by which Borrower or Professional Bank or any of their properties is or may be bound, or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default or event of default under, any such agreement or other instrument; and

(b)          shall not result in the creation of any lien of any nature whatsoever upon any property or assets of Borrower or Borrower except as contemplated herein.

3.3          FINANCIAL STATEMENTS. Borrower has heretofore furnished to Lender the audited financial statements of Borrower as of _________________ (if blank, December 31, 2018), such financial statements are complete and correct in all material respects and present fairly the financial position of Borrower for the periods to which they relate, and there have not been any changes in the business and financial condition of Borrower since the date of the latest financial statements furnished to Lender which are individually or in the aggregate material and adverse in nature, so as to materially affect the financial position of Borrower or its assets or liabilities or its ability to perform its agreements hereunder, except as fully described on Exhibit 3.3 hereto. The financial statements include or note therein all material liabilities under guaranties and all other material contingent liabilities.

3.4          LITIGATION. Except as previously disclosed in writing to the Lender, there are no actions, suits or proceedings pending, or, to the knowledge of Borrower, threatened against or affecting Borrower or Professional Bank, before any court or governmental authority or arbitrator involving the possibility of any judgment or liability that would likely result in a material adverse change in the condition (financial or otherwise) of Borrower or Professional Bank, and the Borrower has no knowledge of any default with respect to any order of any court or governmental authority that would likely result in any such change.

3.5          PAYMENT OF TAXES AND OTHER CHARGES. Borrower has duly filed and paid all federal, state and local tax returns and taxes shown on the returns (or have timely filed extensions for such returns), and all assessments, governmental and other charges, liens or claims levied or imposed, and payable as of the date of this Loan Agreement, which if unpaid might become a lien or charge upon the property, assets or earnings of Borrower or have a material adverse effect on its financial condition or its ability to perform its agreements hereunder, as the case may be. To the best knowledge of Borrower after due inquiry, all taxes due and payable as of the date of each return are properly shown on said return.

3.6          FEDERAL RESERVE REGULATIONS.

(a)          Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States);

(b)          no part of the Advances shall be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock; and

(c)           no part of the Advances shall be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation T, U or X of said Board of Governors.

3.7          CONSENTS, ETC. Other than as otherwise expressly set forth in the Loan Documents, no consent, approval, authorization of, or registration, declaration or filing with any governmental authority (federal, state or local, domestic or foreign) is required in connection with the execution or delivery by the Borrower of this Loan Agreement, or the Note, or the performance of or compliance with the terms, provisions and conditions hereof or thereof or any of the Loan Documents.

3.8          PROPERTIES. Borrower agrees and warrants that Borrower has good, legal and equitable title to all of their respective properties and assets, tangible and intangible, except such as are expressly and specifically designated as property leased from others on their respective financial statements.

3.9          AGREEMENTS. Borrower is not a party to any agreement or instrument or subject to any other restriction materially and adversely affecting their respective properties or assets, or condition (financial or other), or their ability to perform their agreement herein. Borrower is not in default in the performance, service or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which either is a party, which is likely to result in a material adverse change in either of their condition, financial or otherwise, or either of their ability to perform Borrower’s agreements herein.

3.10       ENFORCEABILITY OF LOAN DOCUMENTS. The execution and delivery by Borrower of this Loan Agreement, the Pledge Agreement, the Note and other Loan Documents, and the performance of Borrower’s obligations hereunder or thereunder, or under any other instrument executed by or on his behalf hereunder, constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally, and to the effect of general principles of equity, whether applied by a court of law or equity.

3.11       USE OF PROCEEDS. The Loan shall be used to provide short term working capital for Borrower, but shall not be used to purchase or carry margin stock within the meaning of 12 C.F.R. Chapter 221. The proceeds of the Loan shall be used for business purposes only and shall not be used for personal or household purposes.

ARTICLE 4
CONDITIONS OF ADVANCES UNDER THE LOAN

The obligation of Lender to make the Advances under Loan is subject to the following conditions precedent:

4.1          NO DEFAULT. On the effective date of this Loan Agreement, and at the date of each Advance after giving effect to the Advance hereunder, Borrower shall have observed and performed all the terms, conditions, agreements and provisions set forth in the Loan Documents, on their respective part to be observed or performed, the warranties of Borrower contained herein or in any instrument or certificate executed by Borrower and delivered in connection herewith shall be true and correct in all material respects, and no Event of Default shall have occurred and be continuing.

4.2          OPINIONS OF COUNSEL. On the date of the Closing, Lender shall have received from counsel for the Borrower, a favorable opinion, dated the closing date, in form and substance acceptable to Lender.

4.3          SUPPORTING DOCUMENTS AND OTHER CONDITIONS. Lender shall have received a certificate from Borrower that there has not been any material adverse change in the financial condition of Borrower from that reflected on its financial statement most recently furnished to Lender and that there is no pending or threatened material litigation against Borrower or Professional Bank.

4.4          LITIGATION. There shall be no order, injunction, decree, judgment or verdict prohibiting or restraining (a) Lender from making the Loan, or (b) Borrower from performing its obligations under the Loan Documents.

4.5          REQUEST FOR ADVANCE. At the time of each Advance hereunder, Borrower shall have delivered to Lender in the form attached as Exhibit 4.5, dated the date of the Request for the Advance, and signed by an Authorized Signatory of Borrower. There shall be no exceptions for material litigation (as described in Section 3.4) reflected therein in connection with any Advance.

4.6          DOCUMENTS. This Loan Agreement, all exhibits hereto, and the other Loan Documents must be simultaneously executed and delivered to Lender at Closing together with the Collateral.

ARTICLE 5
COVENANTS

From the Effective Date and so long as this Loan Agreement shall remain in force and effect, and until payment in full of the principal and interest due under the Note (with all commitments to fund having been terminated) and until full satisfaction of the Obligation, Borrower shall:

5.1          PROMPT PAYMENT. Make payments of principal and interest promptly when due under the Note.

5.2          FINANCIAL COVENANTS.

(a)          Professional Bank shall maintain a minimum Leverage Ratio (defined as Tier 1 Capital divided by Average Assets) of at least eight percent (8.0%) at all times, tested quarterly.

(b)          Professional Bank shall maintain a Texas Ratio (defined as non-performing loans plus troubled debt restructures plus loans greater than 90 days past due divided by tangible common equity plus loan loss reserves) not to exceed thirty-five percent (35%) at all times, tested quarterly.

(c)           Professional Bank shall maintain a percentage of non-performing loans (defined as non-accrual loans plus accruing loans greater than 90 days past due divided by total loans) not to exceed five percent (5%) at any time, tested quarterly.

5.3          NOTICE OF DEFAULT. Immediately notify the Lender in writing upon becoming aware of the happening, occurrence or existence of any Default or Event of Default, and shall provide the Lender with such written notice, and the action being taken or proposed to be taken by the Borrower with respect thereto.

5.4          NOTICE. Give prompt written notice to Lender of: (i) all litigation against Borrower and/or Professional Bank in which recovery sought is in excess of $500,000.00 in the aggregate, except in cases where the claim is covered by insurance and the insurance company has agreed that such claim is covered by insurance (except for deductible amounts); (ii) all proceedings with respect to Borrower or Professional Bank before any court or governmental authority which if adversely determined would materially and adversely affect the financial condition of Borrower or Professional Bank; and (iii) any regulatory action against Borrower or Professional Bank.

5.5          ACCOUNT AND REPORTS. Furnish or cause to be furnished to Lender copies of each of the following:

(a)          Borrower shall deliver to Bank its annual audited financial statements within 180 days of fiscal year end.

(b)          Borrower’s 10K regulatory financial reports within 60 days of each period end.

(c)           Borrower’s 10Q regulatory financial reports within 60 days of each period end.

(d)          Such additional financial reporting with respect to the Borrower as is reasonably requested by Bank.

(e)          With each financial statement described above, a Compliance Certificate in the form of Exhibit 5.5(a) certified by Borrower.

5.6          FUTURE TAXES. Pay all taxes and governmental assessments as the same shall become due excepting only taxes and governmental assessments which are being contested in good faith. Except as provided in the immediately preceding sentence, failure to pay taxes or assessments before they become delinquent shall constitute an Event of Default under this Agreement, at the option of Lender. If the same shall not be promptly paid, Lender may, at any time before or after delinquency, pay the same without waiving or affecting any right hereunder and every payment so made shall bear interest from the date thereof at the Default Rate. Nothing to the contrary herein contained shall require Borrower to pay and discharge any such taxes, assessments, charges, levies or claims so long as Borrower in good faith shall contest the validity thereof, and shall set aside adequate reserves, including reserves for interest and penalties with respect thereto.

5.7          COSTS OF LOAN. Pay all costs including documentary stamp taxes, intangible taxes, other than the annual recurring tax on intangible property not consisting of obligations secured by real property, attorneys’ fees and filing fees and other costs as described in Section 7.1 incurred by Lender or Borrower or imposed jointly on both of them in connection with this Loan Agreement, the other Loan Documents and the Loan hereunder.

5.8          EXECUTION OF OTHER DOCUMENTS. Promptly, upon request by Lender, execute all such additional agreements, contracts, documents, instruments, take such other actions and give such further assurances, notices and affidavits in connection with this Loan Agreement and the other Loan Documents as Lender may reasonably deem necessary or otherwise to carry out in good faith the intent of this Agreement.

5.9          DOCUMENTS REGARDING ADDITIONAL COLLATERAL. To the extent the Borrower acquires from time to time any additional shares of stock of Collateral as a result of a stock split or stock dividends in respect of the shares constituting the Collateral, the Borrower shall immediately execute such documents and deliver to the Lender such shares and such documents as are necessary to grant to the Lender a valid and first lien or security interest in such stock.

ARTICLE 6
NEGATIVE COVENANTS

From the Effective Date and so long as this Loan Agreement shall remain in effect, and until payment in full of the principal and interest on the Note, Borrower shall not:

6.1          NO OTHER DEBT. Voluntarily or involuntarily incur, create, assume or suffer to exist any further debt without prior written consent from Lender, which consent shall not be unreasonably withheld.

6.2          NO FURTHER LIENS ON AND ENCUMBRANCE OF COLLATERAL. Voluntarily or involuntarily incur, create, assume or suffer to exist any mortgage, pledge, lien, security interest or other encumbrance of any nature whatsoever on the Collateral other than the security interest in favor of the Lender contemplated hereby.

6.3          NO OTHER AGREEMENTS. Enter into any arrangements, contractual or otherwise, which would materially and adversely affect its duties or the rights of the Lender under the Loan Documents, or which is inconsistent with or limits or abrogates any provision of the Loan Documents.

ARTICLE 7
EVENTS OF DEFAULT

7.1          EVENTS OF DEFAULT. Upon the happening of any one or more of the following events, each of which shall constitute a default hereunder (herein referred to as an “Event of Default”), all liabilities of Borrower to Lender arising in connection with the Loan Documents, shall thereupon or thereafter, at the option of Lender, without notice or demand, become due and payable:

(a)          Borrower fails to pay in full, any principal of or interest on the Note following any applicable grace period;

(b)          Except as set forth below, Borrower fails to strictly perform, or comply with any of the agreements and covenants in this Loan Agreement or any other Loan Document (other than failure to pay principal or interest as set forth in Section 7.1(a) above), within thirty (30) days after notice to Borrower of such failure to perform or comply when due; provided, however, if the failure to perform cannot reasonably be cured within such thirty (30) day period, then the Borrower shall instead have a period of sixty (60) days to cure the default, provided Borrower shall have commenced to cure the default within the initial thirty (30) day period and shall diligently attempt to cure the default;

(c)           Borrower or Professional Bank shall make an assignment for the benefit of creditors, file a Petition in Bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee or commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against Borrower or Professional Bank in which an order for relief is entered or which remains undismissed for a period of sixty (60) days or more;

(d)          Borrower or Professional Bank, by any act or omission shall:

(i)            indicate consent to, approval of or fail to object timely to any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or any trustee or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more;

(ii)           generally not pay its debts as such debts become due or admit in writing its inability to pay its debts as they mature; or

(iii)          have concealed, removed, or permitted to be concealed or removed, any part of its properties or assets, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

(iv)          be “insolvent”, as such term is defined in the Bankruptcy Code;

(e)          The entry of a judgment or judgments not covered by insurance against Borrower or Professional Bank in an aggregate amount of $500,000.00 or more, upon which execution is not stayed by stipulation or proper filing of a bond in the appropriate amount within the time provided by law for the stay of execution;

(f)           A formal adverse regulatory action is entered against either Borrower or Professional Bank;

(g)          The taking of any substantial part of the property of Borrower or Professional Bank at the instance of any governmental authority without receipt of reasonably equivalent value in exchange therefor;

(h)          A material adverse change in the financial condition of Borrower or Professional Bank from the conditions set forth in the most recent financial statement of Borrower and Professional Bank furnished to Lender;

(i)            Any written warranty, representation, certificate or statement of Borrower pertaining to or in connection with the Loan Documents is not true in any material respect as of the date when made;

(j)            The sale, transfer or encumbrance of any of the Collateral;

(k)           The failure of Borrower to remain in good standing in its state of incorporation, which failure to remain in good standing shall not be cured within fifteen (15) days following written notice thereof from Lender to Borrower; or

(l)            The merger of Borrower into another entity.

Upon the happening of any Event of Default, or at any time thereafter, the Note, the Obligation and all other payments required to be made hereunder shall be forthwith due and payable at Lender’s option, both as to principal and interest, without presentment, demand, protest or other notice of nonpayment or default or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding except as provided above in this Section. Upon the happening of an Event of Default, the Lender may exercise any rights given to it by law, the Note, or this Loan Agreement or the other Loan Documents, all of which rights shall be cumulative, and exercisable together and simultaneously and not alternative in any way, provided that Lender may have only one recovery of the Obligation.

7.2          RECOVERY OF PAYMENTS. If after receipt of any payment of or any part of the Obligation, the Lender is for any reason compelled to surrender such payment to any person because such payment is determined to be void or voidable as preference, impermissible setoff, or a diversion of trust funds, or for any other reason, this Agreement shall continue in full force and the Borrower shall remain liable to Lender for the amount of such payment surrendered. The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender’s rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section shall survive the termination of this Agreement until all periods for such surrender have ended without such action having been instituted.

ARTICLE 8
MISCELLANEOUS

8.1          COSTS OF LOAN; EXPENSES OF LENDER. Borrower shall pay all reasonable and documented out-of-pocket third party expenses incurred by Lender in connection with the enforcement, preservation, and maintenance of the rights of Lender under this Loan Agreement, the Pledge Agreement and under the Note, and any other agreements between Borrower and Lender, including all reasonable attorneys’ fees, costs and disbursements incurred by the Lender, whether in consultation or in judicial proceedings or proceedings of any other kind whatsoever, including, without limitation, bankruptcy and arbitration, including all appellate proceedings. Such reasonable, out-of-pocket third party expenses specifically include the cost of all documentary tax stamps or other taxes which are or become payable by reason of the transactions between Borrower and Lender which are encompassed by this Agreement as well as any penalties or additional taxes which may become due by reason of Borrower’s instructions to Lender concerning the payment of such taxes, costs of tax, judgment and lien searches, filing and recording fees; provided, however, that Borrower shall not be liable for the payment of any tax on or measured by net income imposed on or measured by the net income or portion thereof of Lender.

8.2          SURVIVAL OF REPRESENTATIONS. All covenants, agreements, representations and warranties made herein or delivered or in the other Loan Documents or to be delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect (as of the date when made, in the case of representations and warranties) so long as any portion of any principal of the Note is outstanding or this Loan Agreement has not been terminated, subject to reinstatement in the event of any recovery of payments under the Bankruptcy Code or other similar laws providing for similar recoveries.

8.3          TERMINATION OF LOAN. This Agreement may not be terminated by Borrower until payment of the Obligation in full. Upon payment in full of all sums due and owing to Lender under the provisions of the Note, this Loan Agreement, and all other Loan Documents and upon termination of any commitment by the Lender hereunder, Lender agrees that within a reasonable time thereafter it will:

(a)          Mark the Note indicating payment in full and return the same to the Borrower.

(b)          Send Borrower written notice signed by Lender that this Loan Agreement and the other Loan Documents are terminated and any other documents as Borrower shall reasonably request to evidence such termination.

(c)          Release the Collateral to Borrower in exchange for a receipt therefor signed by Borrower on Lender’s standard form receipt of collateral.

(d)          At the request of Borrower, execute and deliver to Borrower all releases and other documents reasonably necessary for the release of the liens created by the Loan Document on the Collateral.

8.4          APPLICABLE LAW. The terms and performance of this Loan Agreement and the terms and payment of the Note and the other Loan Documents shall be construed in accordance with and controlled and governed by the laws of the State of Florida, and applicable federal law, as amended from time to time. Lender and Borrower agree that the venue of any action brought to enforce any rights created hereunder may be in Palm Beach County, Florida.

8.5          MODIFICATION OF AGREEMENT. Unless otherwise specifically provided for in this Loan Agreement, no consent, modification, amendment or waiver of any provision of this Loan Agreement, the Note, the other Loan Documents, nor any consent of Lender to Borrower’s departing or varying therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and, in the case of any such modification or amendment, Borrower.

8.6          INTEREST. It is the intention of Lender that the interest which may be charged by Lender, or which Borrower may be obligated to pay to Lender on the Loan, shall never exceed the maximum rate of interest permitted to be charged under applicable law; Lender will refund any amounts paid in excess of the applicable maximum rate, by payment to Borrower, or by reduction of principal if so desired by Borrower.

8.7          SEVERABILITY. In case any one or more of the provisions contained in this Loan Agreement, the Note, the other Loan Documents, or any other instrument executed by Borrower should be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein or therein or both shall not in any way be affected or impaired thereby.

8.8          SUCCESSORS AND ASSIGNS; JOINT AND SEVERAL. This Loan Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto, subject to the consent of Lender, which determination shall be in the Lender’s sole discretion.

8.9          NOTICES. All notices, demands, requests, consents or other communications required or permitted to be given or made under this Agreement shall be in writing and signed by the party giving the same and shall be deemed given or made when delivered in person, provided a written receipt is obtained from the intended recipient or his authorized agent, or when mailed by certified mail, return receipt requested, postage prepaid, to the intended recipient at the address set forth in this Agreement or the last address furnished in writing for such purpose or with respect to communications sent by email upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment). Receipts from the United States Postal Service shall constitute sufficient proof of mailing, provided the name of the addressee is listed on the receipt, and its issuance is verified by proper postal markings.

Notice shall be given to Lender at the following address:

VALLEY NATIONAL BANK, a National Banking Association

1155 Valley Road

Wayne, New Jersey 07470

Attention: Loan Administration

With a copy to:

GREENSPOON MARDER LLP

200 East Broward Boulevard, Suite 1500

Fort Lauderdale, Florida 33301

Attention: Mark K. Somerstein, Esq.

Email: mark.somerstein@gmlaw.com

And to the Borrower at the following address:

PROFESSIONAL HOLDING CORP.

5100 PGA Boulevard, Suite 101

Palm Beach Gardens, Florida 33418

Email: drs@probankfl.com

With a copy to:

GUNSTER YOAKLEY

777 South Flagler Drive, Suite 500 East

West Palm Beach, Florida 33401

Attention: Michael Mitrione, Esq.

Email: mmitrione@gunster.com

The foregoing addresses may be changed by either party by giving notice to the other party in accordance with the above.

8.10        WAIVER OF CHOICE OF REMEDIES. Borrower hereby waives any right Borrower may have to cause Lender to choose any remedy and pursue such remedy to fruition, and agrees and consent that Lender may simultaneously and contemporaneously pursue two or more of the several remedies available to Lender, all of which are agreed to be concurrent and not alternative in any way, to the end that Lender may file and pursue to final judgment and final collection, actions (i) to foreclose on Collateral, (ii) against any one or more or all of the persons claiming ownership or encumbrances against Collateral, (iii) against Borrower on the Note, and (iv) against any other persons liable in respect of the Obligations, all at the same time, in any combination, in one action and in several actions, and any of them, all at Lender’s sole discretion, provided only that Lender may not ultimately recover more than the total amount of the Obligations plus such expenses which are included in the Obligation.

8.11         NO WAIVER, CUMULATIVE REMEDIES. No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder, or under the Notes or other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power, or remedy, hereunder or thereunder. The remedies herein and therein provided are cumulative and not exclusive of any remedies provided by law or in equity.

8.12        EVEN CONSTRUCTION. This Agreement shall not be construed more strictly against either party by virtue of the preparation of this Agreement.

8.13        WAIVER OF JURY TRIAL. BORROWER AND LENDER WAIVE TRIAL BY JURY IN RESPECT OF ANY “DISPUTE” AND ANY ACTION ON SUCH “DISPUTE.” THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER AND LENDER HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS. BORROWER AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

8.14        USA Patriot Act Notice. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 [signed into law October 26, 2001]) (the “Act”), Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act. In addition, Borrower acknowledges and agrees that now and throughout the term of the Loan, Borrower shall not: (i) be or become subject to at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control List) that prohibits or limits the Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower or (ii) fail to provide documentary and other evidence of Borrower and/or Guarantor’s identity as may be reasonably requested by the Lender at any time to enable the Lender to verify the Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

8.15        Entire Agreement. The Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Loan and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment by Lender to make the Loan are merged into the Loan Documents. Except as incorporated in writing into the Loan Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.

[THIS SPACE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused these presents to be executed in their respective names effective on the dates set forth below.

BORROWER:

PROFESSIONAL HOLDING CORP.

By:	/s/ DANIEL R. SHEEHAN
Daniel R. Sheehan, CEO

BORROWER(S) SIGNATURE PAGE

LENDER:

VALLEY NATIONAL BANK, N.A., a National Banking Association

By:	/s/ Thomas Goldrick
Print Name:	Thomas Goldrick
Title:	First Vice President

LENDER(S) SIGNATURE PAGE

EXHIBIT 3.3

None

EXHIBIT 4.5

REQUEST FOR ADVANCE

I,                             , Authorized Signatory for PROFESSIONAL HOLDING CORP. (“Borrower”), pursuant to the provisions of that certain Loan Agreement dated as of _________________ (as amended, modified, or supplemented from time to time, the “Loan Agreement”), between Borrower and of VALLEY NATIONAL BANK, a National Banking Association (“Lender”), hereby certify that:

1.            Borrower hereby requests an Advance in the aggregate principal amount of $______________ to be made on , 20_____.

The proceeds of the Advance shall be disbursed into the Borrower’s account with Lender. The foregoing instructions shall be irrevocable as provided in the Loan Agreement.

2.            All representations and warranties of the Borrower made in Article 3 of the Loan Agreement are true and correct in all material respects as of the date hereof as if made on the date hereof, with and after giving effect to the application of the proceeds of the Advance in connection with which this Request for Advance is given except as set forth on Exhibit A hereto.

3.            There does not exist and will not exist on the date of the requested Advance, both before and after giving effect to the requested Advance, an Event of Default.

4.            All conditions precedent in Article 4 of the Loan Agreement to the funding of the requested Advance have been met.

5.            The proceeds of the requested Advance will be used for the purposes set forth in Section 3.11 of the Loan Agreement.

6.            Capitalized terms used in this Request for Advance, not otherwise defined or limited herein, are used as defined in the Loan Agreement.

Done and executed on the            day of             , 20___.

Authorized Signatory under the Loan Agreement

EXHIBIT 5.5(e)

COMPLIANCE CERTIFICATE

I, the undersigned, Authorized Signatory of PROFESSIONAL HOLDING CORP. (“Borrower”) under the Loan Agreement (as amended, modified, or supplemented from time to time, the “Loan Agreement”) between Borrower and VALLEY NATIONAL BANK, a National Banking Association (“Lender”), dated as of ______________, do hereby certify that:

1.            This Compliance Certificate is furnished pursuant to the Loan Agreement and is made as of             , 20_____. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings assigned to such terms in the Loan Agreement.

2.            As of the date of this Compliance Certificate, no Default or Event of Default has occurred and is continuing.

3.            Borrower is in compliance with the requirements and agreements of Borrower contained in the Loan Agreement.

4.            The financial statements furnished by Borrower pursuant to the Loan Agreement fairly present the financial condition of the Borrower.

5.            There has not been any material adverse change in the financial condition of Borrower or Professional Bank from that reflected on, and as of the date of, the financial statement most recently furnished to Lender.

6.            There is no pending or threatened material litigation against Borrower or Professional Bank, or which seeks to prevent performance by Borrower of Borrower’s agreements under the Loan Agreement.

7.            Neither the Borrower nor Professional Bank is a party to any agreement or instrument or subject to any other order, rule, regulation or other restriction materially and adversely affecting their respective properties, assets or financial condition, or Borrower’s or Professional Bank’s ability to perform the agreements contained in the Loan Agreement.

Done and executed this               day of              , 20___.

AUTHORIZED SIGNATORY